                              Exhibit 23

Consent of Independent Accountants

     We consent to the  incorporation  by reference in the  registration statements of Protective Life Corporation on Form S-3 (File Nos.  333-30905,
333-86477, 333-80769, 333-39103, and  33-59769) and Form S-8 (File Nos. 333-32420,
33-51887, and 33-61847)of our reports,  dated February 23, 2000, on our audits of the consolidated  financial  statements and financial  statement schedules of  Protective  Life  Corporation  and  subsidiaries  as of December 31, 1999 and 1998 and for the years ended  December 31, 1999,  1998,  and 1997,  which reports are included in this Report on Form 8-K.

     We also consent to the reference to us under the heading "Experts" in the
Prospectus Supplement dated March 20, 2000.

/s/PRICEWATERHOUSECOOPERS LLP
-----------------------------
PricewaterhouseCoopers LLP

Birmingham, Alabama
March 20, 2000